EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the Registration Statement (the “Registration Statement”) of MFS Variable Insurance Trust II (the “Trust”) (File Nos. 2-83616 and 811-3732), of my opinion dated October 1, 2007, appearing in Post-Effective Amendment No. 40 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 3, 2007.

 /s/CHRISTOPHER R. BOHANE

 Christopher R. Bohane

 Senior Vice President and Deputy General Counsel

Boston, Massachusetts

April 29, 2026